Exhibit 99.1

Mawson Infrastructure Group Inc. Announces Written Court Order of Dismissal of Involuntary Chapter 11 Petition

Court Decision Clears Path for Continued Operational Momentum and Strengthens Company’s Financial and Strategic Position

MIDLAND, Pa., Nov, 4, 2025 (GLOBE NEWSWIRE) Mawson Infrastructure Group Inc. (NASDAQ: MIGI) (“Mawson” or the “Company”), a U.S.-based technology company that designs, builds, and operates next-generation digital infrastructure platforms providing services to the artificial intelligence (AI), high-performance computing (HPC), and digital assets (including Bitcoin mining), and other intensive compute applications market sectors, announced that:

On November 4th, 2025, the United States Bankruptcy Court for the District of Delaware issued a written Order dismissing with prejudice the involuntary bankruptcy petition filed against Mawson. The Order enables Mawson to pursue attorneys’ fees and costs, any damages proximately caused by the involuntary petition, and potentially punitive damages against the petitioning creditors.

About Mawson Infrastructure

Mawson is a U.S.-based technology company that designs, builds, and operates next-generation digital infrastructure platforms. The company provides services spanning AI, HPC, digital assets (including Bitcoin mining), and other intensive compute applications. Mawson delivers both self-mining operations and colocation/hosting for enterprise customers, with a vertically integrated infrastructure model built for scalability and efficiency.

A core part of Mawson’s strategy is powering its operations with carbon-free energy resources—including nuclear power—ensuring that its compute platforms support the rapid growth of the digital economy in an environmentally sustainable way. With 129 megawatts of capacity already online and more under development, Mawson is positioning itself as a competitive provider of carbon-aware digital infrastructure solutions.

Articles and recent news related to the Company are available at www.mawsoninc.com/articles.

Company Presentation (Sept. 2025) is available at www.mawsoninc.com/company-presentations.

For more information, visit: https://mawsoninc.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding listing matters, potential financing activities, operational plans, legal proceedings, strategy, and other future events. Words such as “expect,” “intend,” “plan,” “anticipate,” “believe,” “seek,” “may,” “will,” “estimate,” and similar expressions are intended to identify such forward-looking statements. Examples of forward-looking statements in this press release include, among others, statements regarding the anticipated benefits of the dismissal of the involuntary petition to the Company’s liquidity and the future financial performance of the Company and the potential success in recovering damages against the petitioning creditors.

These statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially, including, without limitation, continued evolution and uncertainty related to technologies and digital infrastructure; our ability to continue as a going concern; our ability to cure any continued listing deficiencies and maintain the listing of our common stock on Nasdaq; the availability of our “at-the-market” program and our ability or inability to secure additional funds through equity financing transactions; access to reliable and reasonably priced electricity sources; operational, maintenance, repair, safety, and construction risks; the failure or breakdown of mining equipment, or internet connection failure; our reliance on key management personnel and employees; our ability to attract or retain the talent needed to sustain or grow the business; our ability to develop and execute on our business strategy and plans; counterparty risks related to our customers, agreements and/or contracts; the loss of a significant digital colocation customer; adverse actions by creditors, debt providers, or other parties; continued evolution and uncertainty related to growth in blockchain and Bitcoin and other digital assets’ usage; high volatility in Bitcoin and other digital assets’ prices and in value attributable to our business; our need to, and difficulty in, raising additional debt or equity capital and the availability of financing opportunities; failure to maintain required compliance to remain eligible for the most cost-effective forms of raising additional equity capital; the evolution of AI and HPC market and changing technologies; the slower than expected growth in demand for AI, HPC and other accelerated computing technologies; the ability to timely implement and execute on AI and HPC digital infrastructure contracts or deployment; the ability to timely complete the digital infrastructure build-out in order to achieve its revenue expectations for the periods mentioned; downturns in the digital assets industry; counterparty risks and risks of delayed or delinquent payments from customers and others; inflation, economic or political environment; cyber-security threats; our ability to obtain proper insurance; banks and other financial institutions ceasing to provide services to our industry; changes to the Bitcoin and/or other networks’ protocols and software; the decrease in the incentive or increased network difficulty to mine Bitcoin; the increase of transaction fees related to digital assets; the fraud or security failures of large digital asset exchanges; the regulation and taxation of digital assets like Bitcoin; our ability to timely and effectively implement controls and procedures required by Section 404 of the Sarbanes-Oxley Act of 2002; how our common stock shares may and/or will be impacted by the dismissal of the involuntary petition filed against us in the United States Bankruptcy Court for the District of Delaware; material litigation, investigations, or enforcement actions, including by regulators and governmental authorities; and other risks described in Mawson’s filings with the SEC. Mawson undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances after the date of this release, except as required by law.

Investor Contact: IR@mawsoninc.com

Partnerships Contact: Partnerships@mawsoninc.com

Media and Press Contact: mediarelations@mawsoninc.com